Exhibit 99.2
CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

This Confidential Separation and Release Agreement (“Agreement”) is made by and between Craig C. Bram (“Employee”) and Synalloy Corporation, a Delaware corporation (the “Company”), individually a “Party”; collectively the “Parties.” This Agreement is made in light of the following circumstances:

RECITALS

WHEREAS, on October 26, 2020, the Company and the Employee mutually agreed that Employee’s employment as the Company’s President and CEO and the President of the Company’s Metals Segment will end the earlier of one (1) business day after the Company files its third quarter Form 10-Q with the Securities and Exchange Commission, or November 20, 2020 (the “Separation from Service Date”), and that Employee will cease to be employed by the Company at such time. Employee will retire and he will provide the Company with a letter of retirement on or before the Separation from Service Date (the “Retirement Date”). The Company will provide Employee with a letter accepting Employee’s retirement in connection with this Agreement and the other agreements reflected herein; and

WHEREAS, on a date mutually agreeable to the Company and Employee (collectively the “Parties”), but no later than the Separation from Service Date, Employee will resign from the Company’s Board of Directors; and

WHEREAS, Employee acknowledges that the consideration provided to him under this Agreement is beyond that to which Employee is entitled by virtue of any Company plan, policy, or practice, or by any prior agreement (whether written or verbal), and is adequate to support the release of claims and waivers of rights provided by Employee under this Agreement; and

WHEREAS, Employee acknowledges that he is bound by the Employment Agreement dated March 1, 2019 (“Employment Agreement”) and that certain provisions of the Employment Agreement and the attachments thereto continue after Employee’s employment with Company ends. Other than ¶9 of the Employment Agreement, the Employment Agreement and the two Letter Agreements are null and void upon execution of this Agreement. The Employment Agreement and two Letter Agreements modifying certain provisions of the Employment Agreement are attached as Exhibit A; and

WHEREAS, the Company and Company Releasees (as defined in ¶3 below) deny any and all liability under any federal, state, or local law, statute, rule, ordinance, or regulation; and

NOW THEREFORE, the Company, without admitting liability, responsibility, or wrongdoing, such being expressly denied by it, and Employee, in consideration of the promises and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

INCORPORATION OF RECITALS AND DEFINITIONS

1.The Parties incorporate the recitals and definitions set forth above as a material part of this Agreement.

CONSIDERATION AND GOOD FAITH

2.In exchange for the terms of this Agreement and pursuant to ¶7 of the Employment Agreement, and subject to Employee signing this Agreement on or before the 21st day following Employee’s Retirement Date and not revoking the release of claims (as set forth in ¶3), the Employee shall receive the following consideration (“Release Payment”):

a.a lump sum payment, less applicable taxes and deductions, of Seven Hundred Three Thousand One Hundred Fifteen and 00/100 Dollars ($703,115.00). This lump sum payment in ¶2a represents current compensation for calendar year 2020, including bonuses for 2020. The Company will pay the amount in ¶2a seven (7) days after the Effective Date of this Agreement;

b.a lump sum payment, less applicable taxes and deductions, Three Hundred Twelve Thousand Five Hundred Seven Dollars and 00/100 ($312,500.00). This lump sum payment amount in ¶2b represents consideration for the release of claims as set forth in ¶3. The Company will pay the amount in ¶2b on the date that is six (6) months from the Effective Date of this Agreement;
c.all rights with respect to restricted stock and stock options will vest immediately upon Employee’s Retirement Date as are set forth in the Synalloy Corporation 2011 Long-Term Incentive Stock Option Plan, as amended (attached hereto as Exhibit B) and the Synalloy Corporation Amended and Restated 2015 Stock Awards Plan (attached hereto as Exhibit C) and related agreements, if any; and

d.a lump sum payment, less applicable taxes and deductions, of Sixty Thousand Dollars and 00/100 ($60,000) which represents twenty-four (24) months of premiums for a group health plan for Employee and his eligible dependent wife. This $60,000 gross amount represents consideration for the release of claims as set forth in ¶3. The Company will pay the amount in ¶2d seven (7) days after the Effective Date of this Agreement.

Employee understands and agrees that neither he nor his dependent wife will be eligible for continuation coverage under any group health plans offered by the Company for more than the maximum coverage period he or his dependent wife are eligible for continuation coverage

(18 months) under Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), and that nothing in this Agreement extends the period of continuation coverage.

Employee will receive information about COBRA health benefit continuation coverage under separate cover.

Notwithstanding any provision of the Employment Agreement, Employee acknowledges the Release Payment constitutes good and valuable consideration in addition to that to which Employee is entitled to from Company. In order to receive the Release Payment, Employee must timely execute this Agreement after the Retirement Date.

Anything in this Agreement to the contrary notwithstanding, all payments made by the Company to the Employee (or his estate or beneficiaries) will be subject to tax withholding pursuant to applicable laws or regulations. Employee will be solely liable and responsible for his portion of the payment of taxes arising as a result of any payment hereunder including without limitation any unexpected or adverse tax consequences based on his failure to pay his portion of the taxes.

RELEASE AND WAIVER

3.Employee and Company both agree to release each other as set forth below:

a.Employee’s Release and Waiver of Claims Against the Company. In consideration of the promises made by Company in ¶2 above, Employee and Employee’s agents, representatives, and assigns knowingly, willingly, and voluntarily release and waive all rights, claims, damages (including, but not limited to, back pay, front pay, liquidated damages, compensatory damages, or punitive damages, attorneys’ fees and litigation costs), demands, obligations to date, known or unknown (hereinafter “Rights and Claims”) against Company, and its past and present parents, agents, subsidiaries, affiliates, officers, employees, directors, servants, shareholders, principals, investors, board members, representatives, insurers, reinsurers, predecessors, successors, executors, and administrators, and the successors and assigns of any of them, in their respective capacities as such and as individuals (collectively referred to as “Company Releasees”) and all persons acting by, through, under or in concert with Company, and regarding any aspect of Employee’s employment with Company, the subsequent ending of that employment, and any other events occurring prior to, and including, the Effective Date of this Agreement. These Rights and Claims include, but are not limited to, any claim of retaliation, discrimination, harassment, or wrongful termination, whether such claim is based on age, gender, disability, race, religion, marital status, caregiver status, genetic information, sexual orientation, national origin, veteran status, citizenship status, or any other protected status; any claim for equal pay, breach of contract, wrongful discharge, tortious interference with contract, breach of implied employment contract, invasion of privacy, negligence, defamation, fraud, or intentional or negligent infliction of emotional distress; any other claim based on a statutory prohibition; any other claim arising out of or related to an expressed or implied employment contract, or out of any other contract affecting terms and conditions of employment; any tort claim and any claim arising under the qui tam provisions of the False Claims Act; any claim of infringement of the intellectual property rights of any individual or entity; any claims to attorneys’ fees or expenses; and any or all rights or claims under any other federal, state, county, city, or local statutes, ordinances, or regulations, or under common law. Accordingly, the foregoing release of claims includes, but is not limited to, any claims, whether known or unknown, which have been asserted, could have been asserted, or could be asserted under Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act, as amended; the Family and Medical Leave Act; the Age Discrimination in Employment Act of 1967, as amended; the Older Workers Benefit Protection Act; the Equal Pay Act of 1963; Sections 1981 through 1988 of Title 42 of the United States Code; the Civil Rights Act of 1991; Executive Order 11246; the Rehabilitation Act of 1973, as amended; the Vocational Rehabilitation Act of 1973; the National Labor Relations Act; the Labor Management Relations Act; the Worker Adjustment and Retraining Notification Act of 1988; the Employee Retirement Income Security Act of 1974, as amended; the Genetic Information Nondiscrimination Act of 2008; the Fair Credit Reporting Act, the Occupational Safety and Health Act; Whistleblower Protection Statutes, 10 U.S.C. §2409, 12 U.S.C. § 1831j, 31 U.S.C. § 5328, 41 U.S.C. § 4705 (collectively as “WPS”); the False Claims Act; the Sarbanes-Oxley Act; the Virginia Human Rights Act; the Virginia Values Act of 2020; the Virginia Whistleblower Law of 2020; any federal, state or local law regarding the payment of taxes; any and all other federal, state or local laws, rules, regulations, constitutions, ordinances; and any claims at law or at equity of any kind now or hereafter recognized. This Agreement is not an admission by Company or Company Releasees that they have violated any common law, or any federal, state, county, city, or local statute, or acted wrongfully towards Employee in any way.

This release of claims is intended by Employee to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that Employee may have or have had up to Employee’s execution of this Agreement. Employee acknowledges and agrees that the release of claims set forth above is a general release intended to be as broad as the law allows. Employee expressly waives and assumes the risk of any and all claims for damages which exist as of the date Employee executes this Agreement, even those Employee does not know or suspect to exist. Employee further agrees that the acceptance of the payment of the sums specified herein is a complete compromise of all disputed issues of law and fact.

b.Furthermore, Employee acknowledges that:

1.Employee was advised that Employee could consider this Agreement for twenty-one (21) days. Employee acknowledges that if Employee signs this Agreement prior to the expiration of the 21-day consideration period, Employee is voluntarily waiving the right to consider this Agreement for twenty-one (21) days. Employee acknowledges that Employee has been given a reasonable period of time within which to consider this Agreement;

2.Employee has read this entire Agreement and fully understands its terms;

3.Employee was advised to consult with an attorney prior to signing this Agreement and has had the opportunity to review this Agreement with an attorney; and

4.Employee is voluntarily entering into this Agreement.

This Agreement shall not become effective or enforceable until seven (7) days following its execution by Employee (the “Effective Date”). Prior to the expiration of this seven-day period, Employee may revoke assent to the release of Employee’s ADEA claim by giving written notice to Terry Jennings, Director, Human Resources at Company.

i.Notwithstanding the prior paragraphs:

1.Nothing in this Agreement shall waive any vested benefit covered by the Employee Retirement Income Security Act (ERISA);
2.Nothing in this Agreement shall waive or release Employee’s rights as a former officer, director or employee of the Company to (i) defense, indemnification, and to be held harmless and any similar rights Employee may have as a former officer, director or employee of the Company under the Company’s Certificate of Incorporation, Bylaws or other organizational documents, and (ii) continued coverage under existing or future liability insurance coverages, including without limitation all Director & Officer (D&O) liability coverages; and
3.Nothing in this Agreement shall preclude Employee from filing a charge or complaint with the Equal Employment Opportunity

Commission or the equivalent state fair employment agency, or from participating in an investigation, hearing or proceeding conducted by the Equal Employment Opportunity Commission or the equivalent state fair employment agency. The intent of this release is to waive and release Employee’s right to recover damages through any such charge, investigation, hearing or proceeding. Employee waives any rights or abilities to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on a claim in which Company or Company Releasees are a party.

ii.Employee’s Representation and Warranty. Employee represents and warrants that he has not committed any of the following: (1) fraud, misappropriation, embezzlement or acts of similar dishonesty; (2) conviction of a crime (other than a minor traffic offense); (3) illegal use of drugs or excessive use of alcohol in the workplace; (4) intentional and willful misconduct that could be likely to subject the Company to criminal or civil liability; (5) breached his duty of loyalty to the Company or diverted or usurped a corporate opportunity properly belonging to the Company; or (6) engaged in persistent and gross neglect of duties while a director, officer, or employee of the Company.

iii.Company’s Representation and Warranty. Company represents and warrants that it is not aware and does not assert that Employee has committed any of the following: (1) fraud, misappropriation, embezzlement or acts of similar dishonesty; (2) conviction of a crime (other than a minor traffic offense); (3) illegal use of drugs or excessive use of alcohol in the workplace; (4) intentional and willful misconduct that could be likely to subject the Company to criminal or civil liability; (5) breached his duty of loyalty to the Company or diverted or usurped a corporate opportunity properly belonging to the Company; or (6) engaged in persistent and gross neglect of duties while a director, officer or employee of the Company.

iv.Company’s Release and Waiver of Employee. In consideration for the representation and warranty in ¶3d, Company knowingly, willing and voluntarily releases and waives all Rights and Claims against Employee and his successors, executors, and administrators, and the successors and assigns of any of them, in their respective capacities as such and as individuals regarding any aspect of Employee’s employment with Company, the subsequent ending of that employment, Employee serving as an officer or director of the Company or in any other capacity, and any other events occurring prior to, and including, the Effective Date of this Agreement.

FAIR LABOR STANDARDS ACT REPRESENTATION

4.Employee warrants and represents that as of the Effective Date of this Agreement, he has no claims against the Company or Company Releasees of any type, including those claims set forth above, and including any claims under the Fair Labor Standards Act (wage and hour law), or its state law equivalent, nor does he have any unasserted claims under a qualified employee retirement or other benefit plan. Employee represents that he has been paid all wages owed under all state and federal laws.

MUTUAL COVENANT NOT TO SUE

5.In exchange for the consideration set forth in ¶2, above, the Parties expressly agree never to institute any suit, complaint, proceeding, grievance, or action of any kind at law or in equity, including suits for declaratory relief, or otherwise in any court of the United States, state, or municipality against the other (Company, Company Releasees and Employee), for any of the claims described in ¶3 and ¶4, above.  Nothing in this ¶5 shall be deemed to waive Employee’s right to file a charge of discrimination with the Equal Employment Opportunity Commission, although Employee acknowledges that Employee has waived the ability to benefit financially from any such charge. Employee further expressly agrees that the covenant not to sue contained in this ¶5 is a material term of the Parties’ agreement as set forth in this Agreement or enforce other vested or contractual rights not released hereinabove.  If either Party sues regarding any matter subject to the release included in this Agreement, that Party agrees to indemnify and hold the other Party (Company, Company Releasees and/or Employee) harmless for any damages or costs, including reasonable attorneys’ fees and costs, incurred as a result by the Party sued.

FUTURE ASSISTANCE

6.Following the Retirement Date, Employee agrees to provide Company and/or any of its authorized agents or attorneys his reasonable cooperation and assistance in connection with any and all questions, facts or events occurring during Employee’s employment for up to ten (10) hours a month on an “as needed/on call basis” for up to three (3) months from the Retirement Date. The Employee will make himself available in connection with any claims, disputes, negotiations, investigations, lawsuits, or administrative proceedings involving Company, upon Company’s request and without the necessity of subpoena, to provide information or documents, provide truthful declarations or information to Company, meet with attorneys or other representatives of  Company, prepare for and give depositions or testimony, and/or otherwise cooperate in the investigation, defense or prosecution of any or all such matters. Company agrees to reimburse Employee for reasonable out-of-pocket expenses incurred by Employee in providing the services described in this Paragraph 6.

MUTUAL NON-DISPARAGEMENT

7.Employee understands and agrees that he will make no statements that are false, or derogatory or could be construed as being false or derogatory about the Company or Company Releasees, generally or specifically. The Company agrees not to make any statements that are false or derogatory or could be construed as being false, misleading, or derogatory about the Employee, generally or specifically. Provided, however, nothing contained herein shall be construed to prevent either Party (Employee, the Company, or its senior management staff) from sharing information at the request of any government agency. Employer may additionally share information about Employee, for legitimate business purposes only, with board members, employees, officers, and agents of the Company who need to know with the admonishment that the matter is confidential. In the event that either Party receive a request for information from a government agency, or receives a subpoena seeking information regarding the other Party, that Party agrees to notify the other Party electronically within forty-eight (48) hours of the request/receipt at the contacts listed for notification herein.

MUTUAL CONFIDENTIALITY OF THIS AGREEMENT

8.The Parties agree that, except for legitimate business reasons, the terms, amount and underlying facts reflected in this Agreement shall be held strictly confidential by each. Each Party further agrees that he will not describe, characterize or disclose any such information, directly or indirectly, orally or in writing to anyone not a party to this Agreement, except to the extent necessary to enforce this Agreement or to the extent required by law. Notwithstanding the foregoing, Employee may disclose this Agreement and the terms thereof to his spouse, heirs, accountants, attorneys, lenders and potential lenders or income tax preparers or any governmental taxing authority and Company may share this Agreement with the senior management staff, the Board of Directors, and the Company’s advisors, employees, officers, and agents of the Company for a legitimate business purposes only or any government agencies who need to know. If there is disclosure of any information as allowed under this paragraph, each Party agrees to instruct the recipient that such information must be kept confidential. . The Parties agree that Confidentiality is a material terms of this Agreement and that a failure to abide by these confidentiality obligations will constitute a breach of this Agreement.

CONFIDENTIAL INFORMATION

9.Employee agrees that the Company maintains Confidential Information in electronic or other means, and it is a material breach of this Agreement for Employee to disclose such information.

a.Definition. For purposes of this Agreement, “Confidential Information” means any information of the Company (whether maintained in electronic or other format) that has or will have actual or potential economic value to the business of the Company or which, if misused or disclosed, would have a reasonable likelihood of adversely affecting the business of the Company. Confidential Information includes any information, whether or not meeting the legal definition of a trade secret, about the Company’ actual, planned or contemplated business, work or activities including, but not limited to: (i) marketing plans, business plans, strategies, forecasts, budgets, projections, and costs; (ii) personnel information; (iii) customer, vendor, and supplier lists; (iv) customer, vendor, and supplier needs, transaction histories, contacts, volumes, characteristics, agreements, and prices; (v) promotions, operations, sales, marketing, and research and development; (vi) business operations, internal structures, and financial affairs; (vii) software and operating systems and procedures; (viii) pricing structure of Company’s services and products; (ix) proposed services and products; (x) contracts with other entities or people; (xi) performance characteristics of the Company’s products and services; and (xii) Intellectual Property. Confidential Information also includes any information of the Company’s clients and customers deemed confidential by such clients and customers (whether past, present or potential), including, but not limited to: marketing tools, inventions, processes, contact lists, materials, software program code, logic diagrams, flow charts, and service requests. Confidential Information also includes any definition in the Employment Agreement. The definition of Confidential Information does not include information that otherwise is generally known to the public or any information properly obtained from an independent source.

b.Non-Disclosure. Employee agrees that he received the Company’s Confidential Information while working with the Company and he did not disclose the Company’s Confidential Information during his tenure as an employee other than to persons to whom disclosure was required or appropriate in performance of Employee’s duties as an employee, officer or director of the Company or as required by law. Employee agrees that he will retain none of the Company’s Confidential Information now that his employment has ended. Employee agrees that for a period of ten (10) years after the Effective Date of this Agreement he will disclose none of the Company’s Confidential Information to any new employer or any entity or individual which employee knows, or in the exercise of his reasonable judgement should know, the disclosure of which would be damaging to or adverse to the interests of the Company. Employee agrees to return the Company’s Confidential Information in his possession to the Company within two (2) days of his termination of employment.

c.Confidential Information Certification. Employee agrees to complete the Termination Certification attached as Exhibit D. The Parties agree and acknowledge that the Termination Certification is incorporated as a material provision of this Agreement.

d.Defend Trade Secrets Act Notice. Notwithstanding any other provisions of this Agreement, Employee understands that he may be entitled to immunity and protection from retaliation under the Defend Trade Secrets Act of 2016 (“DTSA”) for disclosing a trade secret under certain limited circumstances. Specifically, under the Defend Trade Secrets Act of 2016, Employee understands that an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret that: (i) is made (a) in confidence to a federal, state, or local government official or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

RETURN OF COMPANY PROPERTY

10.Employee understands and agrees that on or before his last day of employment he will return all Company property. The return of the Company’s materials and property include, but are not limited to, all Confidential Information (See ¶9 above and the Employment Agreement), files, records, manuals, computer equipment, computer software, pagers, cellular phones, computers, tablet, projector, camera and accessories, credit card, building fob, and office keys, any other equipment and documents, and all other assets and property that Employee received from the Company and/or that Employee used in the course of his employment with the Company and that are the property of the Company. By signing and returning this Agreement, Employee represents that he will return to the Company all assets as set forth in this paragraph any other records of any kind, and any copies (either written or electronic) thereof, made or compiled in whole or in part by Employee, or provided to Employee, during Employee’s employment with the Company at the time of separation of employment based on the terms and conditions of this Agreement. At a time convenient for the Company, the Employee will be provided access to the Company’s offices to retrieve personal property of the Employee only. By signing and returning this Agreement, Employee represents that he has returned to the Company materials and property described in this paragraph by the Retirement Date.

REMEDIES FOR BREACH OF AGREEMENT

11.If either Party should be determined to have breached any portion of this Agreement, the other Party may seek all proximate damages under this Agreement. If a Party claims that the other Party has violated this Agreement, all provisions of the Agreement shall remain valid and binding upon all Parties. Employee and Company agree this Agreement may be used as evidence in a subsequent proceeding in which Company or Employee allege a breach of this Agreement. If any action at law or in equity is brought to enforce or interpret this Agreement or any other agreement or instrument provided for herein, the prevailing Party in such action may recover as an element of such Party’s costs of suit, and not as damages, reasonable attorneys’ fees and costs to be fixed by the court. The term “prevailing Party” means that Party, as plaintiff has not received the relief sought, or as defendant, has not been held to be responsible for the relief sought. Additionally, the non-prevailing Party must pay the prevailing Party on the claims the non-prevailing Party lost. In other words, if one Party asserts three claims and wins on one claim and loses on two claims, the non-prevailing Party that lost on two claims will pay the fees and costs associated with the one claim on a pro rata basis. The pro rata basis will be determined by dividing the total amount of fees and costs by the number of claims the prevailing Party won against the non-prevailing Party.

COMPLIANCE WITH LAWS AND REGULATIONS

12.Employee represents and warrants he does not know of any inappropriate, illegal or unethical conduct by the Company, its officers and employees as it relates to compliance with local, state or federal law. Employee and the Company agree this Agreement may be used as evidence in any subsequent investigation, audit, or proceeding to prove that Employee provided representations and warranties that the Company complied with local, state and federal law during his tenure as an employee. Although nothing herein shall be deemed a waiver of any right to make any report deemed appropriate to any state or federal governmental authority, this Agreement expressly contemplates waiver of any right to seek or accept any compensation or other financial or monetary gain that might result from making any such report.

ENTIRE AGREEMENT, GOVERNING LAW, AND SEVERABILITY

13.Employee expressly agrees that other than the Employment Agreement and the two Letter Agreements attached as Exhibit A, there are no other agreements between Employee and the Company. This Agreement may be amended, modified or changed only by an agreement in writing signed by all Parties thereto.

14.This Agreement is deemed to be made in the Commonwealth of Virginia, and Employee agrees that any question or controversy regarding the formation, construction, interpretation, validity and enforcement of the Agreement, and the rights or obligations of the Parties, shall be resolved only by lawfully instituted proceedings in the Henrico County Circuit Court, Henrico, Virginia, or the United States District Court for the Eastern District of Virginia, and that the laws of the Commonwealth of Virginia, exclusive of its conflicts of law rules, will govern resolution of any such question or controversy.

15.Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Employee agrees this paragraph shall not operate to sever his obligation to provide a full and binding release of claims to the Company from his entitlement to the consideration set forth above.

16.Employee understands these terms, is satisfied with them, and knowingly, freely and voluntarily agrees to them, without reliance on any representations by the Company.

17.Employee agrees to cooperate with Company with any dispute, claim or investigation made by, against or involving the Company that relates to Employee’s period of employment. Additionally, Employee agrees to cooperate with Company in the orderly transition of various job duties, including providing passwords for access to various computer systems and/or databases or other documents.

NO PENDING CLAIMS

18.Employee represents and warrants the Employee has not made any claims or allegations related to sexual harassment, sexual assault, or sexual abuse. Employee represents and warrants that Employee has not filed or otherwise pursued any other charges, complaints, or claims of any nature which are in any way pending against Company and/or Company Releasees with any other local, state, or federal governmental agency or court with respect to any matter covered by this Agreement or related to Employee’s employment with Company in any way. The Parties represent and warrant that neither has reported any improper, unethical, or illegal conduct or activities about the other to any supervisor, manager, department head, human resources representative, agent or other representative of Company, to any member of Company’s legal or compliance departments, or to the ethics hotline, or to any local, state, or federal governmental agency or investigative entity, and has no knowledge of any such improper, unethical, or illegal conduct or activities. If any governmental agency or court assumes jurisdiction of any charge, complaint, cause of action, or claim covered by this Agreement against Company and/or Company Releasees, on behalf of or related to Employee, Employee will withdraw from and/or dismiss the matter with prejudice. Each Party acknowledges and agrees that neither Employee nor Company have been subpoenaed by any governmental agency or court to testify against the other (Employee, Company and/or Company Releasees) at the time of each Party’s execution of this Agreement. Each Party also acknowledges and agrees that it/he has not been contacted by any governmental agency or court to discuss possibly testifying against Employee, Company and/or Company Releasees at the time of the execution of this Agreement. The Parties understand that this ¶18 is a material term of this Agreement as well as a condition of payment of the Release Payment.

EMPLOYMENT AGREEMENT ACKNOWLEDGEMENT

19.Employee acknowledges that ¶9 of the Employment Agreement dated March 1, 2019 continues after Employee’s employment with Company ends. Specifically, ¶9 of the Employment Agreement contains a number of restrictive covenants such as a non-competition [¶9(a)], non-solicitation [¶9(b)], and non-disclosure [¶9(c)] provisions.

NOTIFICATIONS

20.All notifications to Employee shall be by electronic and regular mail as follows:

Employee:    Craig C. Bram

Company:    Terry Jennings
Synalloy Corporation
4510 Cox Road, Suite 201
        Glen Allen, VA 23060
        tjennings@synalloy.com

RIGHT TO LEGAL COUNSEL, REASONABLE
TIME TO CONSIDER THIS AGREEMENT AND
AGE DISCRIMINATION RELEASE NOTIFICATION

21.Employee is advised, in writing, to consult with an attorney before signing this Agreement and returning it to Company. Employee acknowledges that he has been given a reasonable period of time (21 days) within which to consider this Agreement.

22.This Agreement includes a release of all of Employee’s claims under the ADEA. Employee acknowledges that pursuant to his release of his age discrimination claims, he will not be waiving any rights or claims that may arise after the date he executes this Agreement. In addition, Employee acknowledges that he is receiving consideration under this Agreement which exceeds anything of value to which the Employee is already entitled from Company.

23.Until Employee signs this Agreement and returns it to Company, Employee will not receive the Release Payment in ¶2. Additionally, until the revocation time period lapses in ¶3, Employee will not receive the Release Payment in ¶2. If Employee chooses not to execute this Agreement, Employee will receive no part of the consideration set forth in ¶2, and this Agreement will be null and void.

SECTION 409A

24. It is intended that the payments provided under this Agreement shall either be exempt from the application of, or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance thereunder (“Section 409A”), and shall be construed and administered in a manner that effects such intent. In the event that any provision of this Agreement fails to be exempt from, or to satisfy, the provisions of Section 409A of the Code, then such provision shall be reformed so as to comply with Section 409A of the Code and to preserve as closely as possible the intention of the Parties to provide the mutual rights and obligations under this Agreement, to the extent practicable; provided that, in the event it is determined not to be feasible to so reform a provision of this Agreement as it applies to a payment or benefit due to Employee or his beneficiary(ies), such payment shall be made without complying with Section 409A of the Code. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.
25. Separation from Service. Notwithstanding anything in this Agreement to the contrary, any compensation payable under this Agreement that is considered nonqualified deferred compensation under Section 409A payable upon Employee’s termination of employment shall be payable only upon Employee’s “separation from service” with the Company within the meaning of Section 409A(a)(2)(A)(i) (a “Separation from Service”).
26. Specified Employee. Notwithstanding anything in this Agreement to the contrary, if Employee is deemed by the Company at the time of Employee’s Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i), to the extent delayed commencement of any portion of the payments to which Employee is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Employee’s payments shall not be made (without interest) to Employee prior to the earlier of (i) the expiration of the six-month period measured from the date of Employee’s Separation from Service with the Company or (ii) the date of Employee’s death. Upon the end of the first payroll period during which the expiration of the applicable Section 409A period occurs, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to Employee (or Employee’s estate or beneficiaries), and any remaining payments due to Employee under this Agreement shall be paid as otherwise provided herein.

27. Expense Reimbursements. To the extent that any payments under this Agreement are reimbursements subject to Section 409A, any such reimbursements payable to Employee shall be paid to Employee no later than December 31 of the year following the year in which the expense was incurred; provided, that Employee submits Employee’s reimbursement request promptly following the date the expense is incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and Employee’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.
28. Installments. Employee’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Section 409A. Except as otherwise permitted under Section 409A, no payment hereunder shall be accelerated or deferred unless such acceleration or deferral would not result in additional tax or interest pursuant to Section 409A.
SECTION 280G

29. Company hereby affirms that the payments under this Agreement, or under any other agreements with Employee or plan of the Company are not made in contemplation of a

Change in Control as that term is defined in the Code. Company further represents that the payments under this Agreement constitute reasonable compensation for services rendered and for the release of claims as recited in this Agreement.

EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS READ AND FULLY UNDERSTANDS THE MEANING AND INTENT OF ALL OF THE PROVISIONS AND TERMS OF THIS AGREEMENT, INCLUDING THE FINAL BINDING EFFECT OF THIS WAIVER AND RELEASE OF RIGHTS UNDER THIS AGREEMENT.

THEREFORE, because Employee and Company both intend to be legally bound, they execute this Agreement on the dates stated below. The Parties’ facsimile signatures shall be sufficient evidence of consent to be bound under the Agreement. The Parties agree to provide original signatures to the other as soon as practical.

[Signatures Appear on the Following Page.]

IN WITNESS WHEREOF, the Parties intending to be legally bound have executed this Agreement.

Craig C. Bram

_____________________________________________________________

___________________________
Craig C. Bram

Date: October 26, 2020

Synalloy Corporation

By:    ___________________________
    Henry L. Guy
Chairman of the Board

Date: October 26, 2020

[The rest of this page is left intentionally blank.]

EXHIBIT A
EMPLOYMENT AGREEMENT

(See Attached)

EXHIBIT B

LONG TERM INCENTIVE STOCK OPTION PLAN

(See Attached)

EXHIBIT C

STOCK AWARD PLAN

(See Attached)

EXHIBIT D

CERTIFICATION

I, Craig C. Bram, certify that, to the best of my knowledge and belief, having conducted a good faith search of all premises under my custody or control, I do not have in my possession (this includes in electronic or paper form and any computer, tablet, cell phone or any storage device such as an external hard drive, thumb drive, flash drive or any cloud storage vendors such as a Google Drive, Drop Box, etc.) any trade secrets or confidential and other proprietary information defined as “Confidential Information” in ¶9 of the Confidential Separation and Release Agreement dated October 26, 2020 between me and Synalloy Corporation (the “Company”).  To the best of my knowledge, having conducted a substantial search of any premises under my possession, custody, or control, I am not in possession of any physical property or physical documents of the Company (irrespective of whether they might be considered Confidential Information), other than personnel documents relating to my employment with the Company, such as IRS Form W-2s, paystubs, benefits information, etc.  Finally, to the best of my knowledge, I returned all electronic and paper copies of any Confidential Information and other property of the Company that were in my possession and control.

1.I further certify that in the unlikely event I discover or become aware of any such Confidential Information of the Company or other property of the Company in my possession, custody, or control, I will contact the Company to seek guidance on whether the Company wants me to deliver the Confidential Information in my possession or to destroy or delete such Confidential Information immediately. I agree that I will not to copy or disseminate such Confidential Information to any new employer or any entity or individual which I know, or in the exercise of my reasonable judgement should know, the disclosure of which would be damaging to or adverse to the interests of the Company. I further certify that I have not shared or used the Company’s Confidential Information other than to persons to whom disclosure was required or appropriate in performance of my duties as an employee, officer or director of the Company or as required by law.

2.I further certify that if I am being untruthful with regarding to anything in this Certification, I will consent to an ex parte injunction being entered against me by a court of competent jurisdiction to prevent me from using the Company’s Confidential Information.

I certify that to the best of my knowledge, the above is true and correct, under the penalties of perjury of the Commonwealth of Virginia.

This 26th day of October, 2020.

Craig C. Bram
21